Exhibit 99.2

FOR IMMEDIATE RELEASE

SPCC REPORTS 2003 SECOND QUARTER RESULTS

NEW YORK, N.Y. July 23, 2003 - Southern Peru Copper Corporation (NYSE and LSE: PCU) today reported net earnings of $21.6 million, or diluted earnings per share of 27 cents, for the second quarter of 2003 compared with $26.8 million, or diluted earnings per share of 34 cents, for the second quarter of 2002.  For the first half of 2003, net earnings were $40.0 million, or diluted earnings per share of 50 cents after the cumulative effect of a change in accounting principle, which reduced earnings per share by 2 cents, compared to $31.4 million, or diluted earnings per share of 39 cents for the first half of 2002.

Sales of products were $168.4 million in the second quarter of 2003 compared with $193.4 million in the second quarter of 2002.  Sales of products for the first half of 2003 totaled $343.2 million compared with $329.6 million for the same period of the previous year.

The average price for copper on the London Metal Exchange (LME) in the second quarter of 2003 was 74 cents per pound compared with 73 cents for the same period in the prior year.  The average price for copper on the New York Commodity Exchange (COMEX) in the second quarter of 2003 was 75 cents per pound, compared with 74 cents per pound in the second quarter of 2002.  The average price for molybdenum, one of the Company’s principal by-products, was $5.21 per pound in the second quarter of 2003, compared with $4.35 for the same period of 2002.  The price of silver, another principal by-product was $4.59 per ounce on the COMEX in the second quarter of 2003, compared with $4.73 in the second quarter a year ago.

Mine copper production increased 17% to 204.0 million pounds in the second quarter of 2003 compared with the second quarter of last year.  This increase of 30.3 million pounds included 17.1 million pounds from the Toquepala mine, 16.0 million pounds from the Cuajone mine and a decrease of 2.8 million pounds in solvent extraction/electrowinning (SX/EW) production. The Toquepala mine increase in production was due to the higher concentrator capacity.  The Toquepala mill processed 30% more ore in the 2003 period.  The Cuajone mine increase in production was due to higher ore grades and improved copper recovery at concentrator in the 2003 period.  The main reason for the 2.8 million pound decrease in SX/EW production was lower PLS grade.

Reporting on the Company’s results and the expansion and modernization programs, Mr. Oscar González Rocha, President and General Director of SPCC said, “Southern Peru’s 2003 second quarter production was significantly higher than the second quarter of 2002.  This, however, is not directly reflected in the earnings comparison of the two periods.  Sales of copper products were 38.4 million pounds lower in the 2003 quarter, accounting for much of the $25 million decrease in net sales.  The Company’s operating costs were $20.5 million lower in the 2003 period as a result of volume reductions and the decrease in sales of third-party copper concentrates. Additionally, the 2002 second quarter includes sales of 10,292 tons of copper, held over from the prior quarter because of shipping delays.

Tailings studies are under development to place the thicker tailings up-stream from Quebrada Honda in an area called “Pampa Purgatorio”, these studies are expected to be finished in September 2003; after which SPCC will choose the best alternative for the placement of tailings.”

“In June 2003 the Company hired an independent consulting firm to review and evaluate the proposals received for the smelter modernization.  The firm has already presented their report and SPCC has just awarded the contract for the project.

The selected proposal meets with SPCC’s requirements, which are the use of proven technology (the ISASMELT from Australia), that will not only provide good economic returns but also comply with the current environmental regulations.  It is estimated that the construction of the project will take no more than 36 months and it will be completed before January 2007, the deadline established in the PAMA. The approximate value of this project will be $306 million. ”

“On June 27, 2003, the Company awarded a contract to Bechtel International for the design and construction of an improved leaching system at the Toquepala open pit mine. The new system will replace the use of trucks to haul material, thus, compensating for a forecast decline in mineral grades by lowering costs.  The project has an estimated cost of $70 million and is expected to take 24 months to complete.”

Southern Peru Copper Corporation is one of Peru’s largest companies and one of the ten largest copper producers worldwide.  The ownership of SPCC’s shares, either directly or through subsidiaries, is as follows: Grupo Mexico (54.2%), Cerro Trading Company (14.2%), Phelps Dodge (14.0%) and other shareholders (17.6%).

Southern Peru Copper Corporation

and Subsidiaries

SUMMARY OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002	%	2003	2002	%
	(in millions, except for per share data)

Sales	$168.4	$193.4	(12.9)	$343.2	$329.6	4.1

Earnings before taxes on income and minority interest of investment shares and non-recurring items	34.1	39.9	(14.5)	67.0	46.8	43.2

Taxes on income	12.3	12.7	(3.1)	25.1	14.8	69.6

Minority interest of investment shares	0.2	0.4	(50.0)	0.4	0.5	(20.0)

Earnings before cumulative effect of the change in accounting principle	21.6	26.8	(19.4)	41.5	31.5	31.7

Cumulative effect of the change in accounting principle net of income tax	—	—	—	1.5	—	—

Net earnings	$21.6	$26.8	(19.4)	$40.0	$31.5	27.0

Weighted average common shares outstanding (Basic)	80.0	80.0		80.0	80.0
Weighted average common shares outstanding (Diluted)	80.0	80.0		80.0	80.0

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$0.27	$0.34		$0.52	$0.39
Cumulative effect of the change in accounting principle	—	—		$(0.02)	—
Net earnings - Basic and Diluted	$0.27	$0.34		$0.52	$0.39
Dividends paid	$0.11	$0.04		$0.21	$0.11

Southern Peru Copper Corporation

and Subsidiaries

Average Metal Prices

	Three Months Ended June 30,			Six Months Ended June 30,

	2003	2002	%	2003	2002	%

Copper (per pound - LME)	$0.74	$0.73	1	$0.75	$0.72	4

Copper (per pound - COMEX)	$0.75	$0.74	1	$0.75	$0.73	3

Silver (per ounce - COMEX)	$4.59	$4.73	(3)	$4.63	$4.60	1

Molybdenum (per pound - Metals Week Mean)	$5.21	$4.35	20	$4.63	$3.55	30

Metal Production and Sales

	Three Months Ended June 30,			Six Months Ended June 30,

	2003	2002	%	2003	2002	%

Copper (000s pounds)
Mined	204,000	173,700	17	396,300	362,300	9
Refined	182,300	184,800	(1)	362,200	369,000	(2)
Sales	184,300	222,700	(17)	383,000	393,300	(3)

Silver (000s pounds)
Mined	910	753	21	1,833	1,636	12
Refined	846	847	—	1,714	1,741	(2)
Sales	869	991	(12)	1,848	1,879	(2)

Molybdenum (000s pounds)
Mined	4,683	4,341	8	9,083	9,689	(6)
Sales	4,672	5,085	(8)	9,120	9,658	(6)

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,

	2003	2002	%	2003	2002	%
	(in thousands, except for per share data)
Net sales	$168,387	$193,372	(13)	$343,225	$329,566	7

Operating costs and expenses:
Cost of sales	102,653	124,652	(18)	217,337	214,914	1
Administrative and other expenses	7,042	7,884	(11)	13,725	14,955	(8)
Depreciation, amortization and depletion	18,497	16,288	14	36,369	32,509	12
Exploration expense	2,280	2,109	8	3,155	3,408	(7)
Total operating costs and expenses	130,472	150,933	(14)	270,586	265,786	2

Operating income	37,915	42,439	(11)	72,639	63,780	14

Interest income	813	666	22	1,526	1,393	10
Other income and (expense)	(1,313)	66	(2089)	(976)	(10,151)	(90)
Interest expense	(3,243)	(3,245)	(0)	(6,212)	(8,256)	(25)

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	34,172	39,926	(14)	66,977	46,766	43

Taxes on income	12,349	12,701	(3)	25,080	14,838	69

Minority interest of investment shares	177	413	(57)	390	523	(25)

Earnings before cumulative effect of the change in accounting principle	21,646	26,812	(19)	41,507	31,405	32

Cumulative effect of the change in accounting principle, net of income tax.	—	—		1,541	—
Net earnings	$21,646	$26,812	(19)	$39,966	$31,405	27

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$0.27	$0.34	(19)	$0.52	$0.32
Cumulative effect of the change in accounting principle	—	—		(0.02)	—
Net earnings - basic and diluted	$0.27	$0.34	(19)	$0.50	$0.27
Dividends paid	$0.11	$0.04	185	$0.21	$0.91

Weighted average common shares outstanding (Basic)	80,010	80,004		80,009	80,004
Weighted average common shares outstanding (Diluted)	80,015	80,009		80,014	80,007

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

		June 30, 2003	December 31, 2002	Variance
		(in thousands)
	ASSETS
	Current assets:
	Cash and cash equivalents	$230,585	$147,537	56.3%
	Accounts receivable, net	59,441	60,345	(1.5)
	Inventories	88,905	91,880	(3.2)
	Other current assets	18,037	11,110	62.3
	Total current assets	396,968	310,872	27.7

	Net property	1,231,929	1,248,996	(1.4)
	Capitalized mine stripping, net	197,740	181,558	8.9
	Other assets	9,591	10,820	(11.4)
	Total Assets	$1,836,228	$1,752,246	4.8%

	LIABILITIES
	Current liabilities:
	Current portion of long-term debt	$55,000	$—	—%
	Accounts payable	39,461	39,377	0.2
	Accrued liabilities	64,003	61,417	4.2
	Total current liabilities	158,464	100,794	57.2

	Long-term debt	294,043	299,043	(1.7)
	Deferred income taxes	90,993	88,566	2.7
	Other liabilities and reserves	15,150	14,792	2.4
	Asset retirement obligation	5,080	—	100.0
	Total non-current liabilities	405,266	402,401	0.7

	MINORITY INTEREST	7,628	7,676	(0.6)

	STOCKHOLDERS’ EQUITY
	Common stock (a)	261,737	261,726	0.0
	Retained earnings	1,003,133	979,649	2.4
	Total stockholders’ equity	1,264,870	1,241,375	1.9
	Total Liabilities, Minority Interest and Stockholders’ Equity	$1,836,228	$1,752,246	4.8%

(a) Common Shares:	Authorized	34,099	34,099
	Outstanding	14,109	14,108

	Class A Common Shares: Authorized and Outstanding	65,901	65,901

Southern Peru Copper Corporation

and Subsidiaries

CONSENSED CONSOLIDATES STATEMENT OF CASH FLOWS

	(Unaudited) Three Months Ended June 30,		(Unaudited) Six Months Ended June 30,

	2003	2002	2003	2002
	(in thousands)		(in thousands)

OPERATING ACTIVITIES:

Net earnings	$21,646	$26,812	$39,966	$31,405

Cumulative of effect of the accounting change	—	—	1,541	—

Depreciation, amortization and depletion	18,497	16,288	36,369	32,509

Capitalized mine stripping	(10,338)	(14,879)	(19,242)	(28,350)

Minority interest of investment shares	177	413	390	523
Cash provided from (used for) operating assets and liabilities	13,201	2,613	(6,523)	13,505

Other, net	3,996	(523)	10,790	1,201
Net cash provided from operating activities	47,179	30,724	63,291	50,793

INVESTING ACTIVITIES:

Capital expenditures	(6,815)	(22,840)	(16,004)	(50,353)

Sale (purchase) of held-to-maturity investments	—	16,632	—	—

Other, net	1	75	3	78
Net cash used for investing activities	(6,814)	(6,133)	(16,001)	(50,275)

FINANCING ACTIVITIES:
Dividends paid	(9,121)	(1,466)	(16,482)	(4,172)

Debt incurred (repaid)	50,000	—	50,000	(96,992)

Escrow (deposits) withdrawals on long-term loans	183	(55)	183	6,936

Distribution to minority interest	(72)	(47)	(183)	(142)

Treasury stock and investment share purchases, net	(171)	(201)	(306)	(327)
Net cash provided from (used for) financing activities	40,819	(1,769)	33,212	(94,697)

Effect of exchange rate changes on cash	73	2,626	2,546	1,368

Net increase (decrease) in cash and cash equivalents	$81,257	$25,448	$83,048	$(92,811)